-------------------------------------------------------------------------------






                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of  1934

      Date of Report (Date of earliest event reported): January 21, 2004

                      FIRST NATIONAL LINCOLN CORPORATION
              (Exact name of Registrant as specified in charter)

                                    MAINE
                (State or other jurisdiction of incorporation)

                  0-26589                      01-0404322
         (Commission file number)   (IRS employer identification no.)


                 Main Street, Damariscotta, Maine        04853
             (Address of principal executive offices)  (Zip Code)


                                (207) 563-3195
             (Registrant's telephone number, including area code)





-------------------------------------------------------------------------------



















Item 5. Other Events

This information is being provided under Item 12 of Form 8-K.

The Company today issued the following press release:

------------------------------------------------------------------------------

First National Lincoln Corporation Reports
Record Earnings for 2003, Up 13.3% Over Prior Year

DAMARISCOTTA, ME., January 21 -- First National Lincoln Corporation (Nasdaq NM:
FNLC), today announced earnings per share of $2.99 on a fully diluted basis for the year ended December 31, 2003, an increase of $0.35 or 13.3% over the $2.64 reported for 2002. Net income for the year ended December 31, 2003, was $7,427,000, an increase of $920,000 or 14.1% over the $6,507,000 posted in
2002. Both earnings per share and net income reported by the Company for the year set new records in 2003.
     The Company also announced earnings per share of $0.80 on a fully diluted basis for the quarter ended December 31, 2003, an increase of $0.11 or 15.9% over the $0.69 reported for the same period in 2002. Net income for the fourth quarter was $2,007,000, an increase of $308,000 or 18.1% over the $1,699,000 posted in the fourth quarter of 2002.
     Total assets were $568.8 million at December 31, 2003 -- an increase of 15.1% over December 31, 2002. Loans totaled $398.9 million, up 20.1% or $66.8 million over December 31, 2002, while investments increased by 12.0% to $136.7 million. Deposits of $359.1 million were up 7.4% over the prior year. As of December 31, 2003, First National Lincoln Corporation had total equity of $47.7 million, an increase of 11.8% or $5.0 million over December 31, 2002.
     "I am very pleased to report that 2003 was another great year for First National Lincoln Corporation," commented the Company's President and Chief Executive Officer, Daniel R. Daigneault. "Loan growth was definitely the key component in our 2003 results, with total loans increasing $66.8 million or 20.1% over December 31, 2002's volumes. We experienced excellent growth in most loan categories, including commercial loans, home equity loans, and residential mortgage loans, and at the same time our credit quality remains excellent with historically low loan losses and delinquencies.
     "Record-low interest rates in 2003 spurred many homeowners to refinance their mortgages," President Daigneault continued, "and this led to higher non-interest income from the sale of mortgage loans to the secondary market. During 2003, we originated and sold $55.5 million in mortgage loans, and at year-end, the volume of residential mortgage loans that we have sold and continue to service had increased over year-end 2002 by $17.8 million to $87.9 million. At the same time we saw excellent growth in other areas of non-interest income, including asset management fees from Pemaquid Advisors as well as service charges and fees.
     "While revenue growth was certainly very good in 2003," President Daigneault said, "controlling our operating expenses also made a significant contribution to our increased profits. Salaries and benefits, which account for more than half of our operating expenses, increased only a modest 4.4%, while we saw lower expenses in a number of other areas when compared to 2002. The net result is that operating expenses in 2003 were only $55,000 or 0.5% higher than in 2002. This is reflected in our excellent efficiency ratio -- a measure of how much is spent to generate one dollar in income -- which at 0.48 for 2003 is the best we have ever achieved.
     "All of these accomplishments in 2003 are consistent with our profitability strategy which was outlined in the Company's 2002 Annual Report," President Daigneault went on. "Since we operate on narrower net interest margins than our peers, asset growth and operating efficiency are critical if we are to produce financial results that are consistently well-above those of our peers. Fortunately, our net interest margin for the year remained at a reasonable level as a result of planned repricing of a large block of wholesale funding at mid-year."
     "First National Lincoln Corporation's shares closed the year at $49.90, close to the all-time high of $51.05 set earlier in December," observed F. Stephen Ward, the Company's Treasurer and Chief Financial Officer. "Our shareholders were certainly well-rewarded in 2003 for their investment in the Company, with our price per share increasing $18.42 or 58.5% over the $31.48 closing price on December 31, 2002. When combined with dividends declared of $1.14 per share that were reinvested in our stock, the total return on FNLC shares was 63.3%. Based upon our December 31, 2003 closing price of $49.90, our trailing-twelve-month price-to-earnings ratio was 16.7, and our dividend yield was 2.4%.
    "For the second year in a row," Mr. Ward continued, "First National Lincoln Corporation was the top-performing stock of all Maine-based banks listed on a major exchange. When compared to the broader market, FNLC's total return of 63.3% is significantly higher than 2003's total return of 28.7% for the S&P 500 and 33.0% for the Nasdaq Bank Index. These results assume that all dividends were reinvested in the index."
    "Looking back over the past ten years, FNLC's shareholders have been rewarded with stock performance that has significantly outperformed both indices," President Daigneault concluded. "If you had invested $100.00 in First National Lincoln Corporation on December 31, 1993, ten years later it would have been worth $1,262.82 on December 31, 2003. This compares to $285.49 for the S&P 500 and $473.98 for the Nasdaq Bank Index for the same period. In my view, this performance has been driven by the consistent results we have produced each year, as evidenced in our return on average equity, which has averaged 15.5% for the past ten years and has been above the important 15.0% threshold in eight of those ten years. It is because of this consistent performance that I continue to see First National Lincoln Corporation as an excellent investment opportunity."
     First National Lincoln Corporation, headquartered in Damariscotta, Maine, is the holding company for The First National Bank of Damariscotta and Pemaquid Advisors. The First is an independent community bank serving Mid-Coast Maine with seven offices in Lincoln and Knox Counties that provide consumer and commercial banking products and services. Pemaquid Advisors provides investment advisory, private banking and trust services from offices in Damariscotta, Boothbay Harbor, and Portland, Maine.
     Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001










First National Lincoln Corporation
Consolidated Balance Sheets (Unaudited)
-----------------------------------------------------------------------------
                                                    December 31, December 31,
In thousands of dollars                                    2003         2002
-----------------------------------------------------------------------------

Assets
------
Cash and due from banks                                $ 17,087     $ 14,181
Overnight Funds Sold                                          0        9,325
Investments:
 Available for sale                                      57,445       56,410
 Held to maturity (market values $80,820 at 12/31/03
   and $67,421 at 12/31/02)     				   79,244       65,663
Loans held for sale (fair value approximates cost)          982        2,613
Loans                                                   398,895      332,074
Less: allowance for loan losses                           4,200        3,700
                                                       --------     --------
     Net loans                                          394,695      328,374
                                                       --------     --------
Accrued interest receivable                               2,743        2,642
Bank premises and equipment                               9,007        7,833
Other real estate owned                                      51          255
Other assets                                              7,558        6,772
                                                       --------     --------
      Total Assets                                     $568,812     $494,068
                                                       ========     ========

Liabilities & Stockholders' Equity
Demand deposits                                        $ 28,874     $ 25,484
NOW deposits                                             52,161       46,989
Money market deposits                                    80,586       80,805
Savings deposits                                         63,356       59,521
Certificates of deposit                                  69,880       71,169
Certificates $100,000 and over                           64,220       50,256
                                                       --------     --------
     Total deposits                                     359,077      334,224
Borrowed funds                                          157,822      113,365
Other liabilities                                         4,195        3,784
                                                       --------     --------
     Total Liabilities                                  521,094      451,373
                                                       --------     --------
Shareholders' Equity:
Common stock                                                 25           25
Additional paid-in capital                                4,687        4,687
Retained earnings                                        42,988       38,322
Net unrealized gains on available-for-sale securities     2,497        2,170
Treasury stock                                           (2,479)      (2,509)
                                                       --------     --------
     Total Stockholders' Equity                          47,718       42,695
                                                       --------     --------
        Total Liabilities & Stockholders' Equity       $568,812     $494,068
                                                       ========     ========





-----------------------------------------------------------------------------
First National Lincoln Corporation
Consolidated Statements of Income (Unaudited)
-----------------------------------------------------------------------------
                                For the twelve months       For the quarters
                                  Ended December 31,       Ended December 31,
In thousands of dollars            2003        2002        2003        2002
-----------------------------------------------------------------------------
Interest Income:
  Interest and fees on loans    $ 21,374    $ 22,154     $ 5,425     $ 5,502
     Interest on deposits
        with other banks              52          62           0          37
     Interest and dividends
        on investments             6,114       7,091       1,628       1,699
                                 -------     -------     -------     -------
     Total interest income        27,540      29,307       7,053       7,238
                                 -------     -------     -------     -------
Interest expense:
     Interest on deposits          5,820       7,702       1,220       1,893
     Interest on borrowed funds    3,976       4,502         939       1,069
                                 -------     -------     -------     -------
     Total interest expense        9,796      12,204       2,159       2,962
                                 -------     -------     -------     -------
Net interest income               17,744      17,103       4,894       4,276
Provision for loan losses            907       1,323         232         379
                                 -------     -------     -------     -------
      Net interest income after
        provision for loan
        losses                    16,837      15,780       4,662       3,897
                                 -------     -------     -------     -------
Other operating income:
     Fiduciary income                773         728         197         173
     Service charges on
        deposit accounts           1,110         985         277         266
     Mortgage origination
        and servicing income         930         685         136         308
     Other operating income        2,335       2,553         563         900
                                  ------      ------      ------      ------
     Total other operating income  5,148       4,951       1,173       1,647
                                  ------      ------      ------      ------
Other operating expenses:
     Salaries and employee
        benefits                   6,017       5,766       1,640       1,653
     Occupancy expense               772         738         204         206
     Furniture and equipment
        expense                    1,339       1,286         300         328
     Other                         3,472       3,755         866         988
                                 -------     -------     -------     -------
     Total other operating
        expenses                  11,600      11,545       3,010       3,175
                                 -------     -------     -------     -------
Income before income taxes        10,385       9,186       2,825       2,369
Applicable income taxes            2,958       2,679         818         670
                                 -------     -------     -------     -------
NET INCOME                       $ 7,427     $ 6,507     $ 2,007     $ 1,699
                                 =======     =======     =======     =======
-----------------------------------------------------------------------------


First National Lincoln Corporation
Selected Financial Data (Unaudited)
-----------------------------------------------------------------------------
                                For the twelve months     For the quarters
Dollars in thousands,             Ended December 31,       Ended December 31,
except for per share amounts       2003          2002        2003        2002
-----------------------------------------------------------------------------

Summary of Operations
Operating Income                $32,688       $34,258      $8,226      $8,885
Operating Expense                22,303        25,072       5,401       6,516
Net Interest Income              17,744        17,103       4,894       4,276
Provision for Loan Losses           907         1,323         232         379
Net Income                        7,427         6,507       2,007       1,699
-----------------------------------------------------------------------------
Per Common Share Data
Basic Earnings per Share          $3.07         $2.71       $0.83       $0.70
Diluted Earnings per Share         2.99          2.64        0.80        0.69
Cash Dividends Declared            1.14          0.98        0.30        0.26
Book Value                        19.71         17.68       19.71       17.68
Market Value                      49.90         31.48       49.90       31.48
-----------------------------------------------------------------------------
Financial Ratios
Return on Average Equity (a)      16.39%        16.34%      15.99%     15.93%
Return on Average Assets (a)       1.41%         1.39%       1.35%      1.36%
Average Equity to Average Assets   8.58%         8.49%       8.47%      8.56%
Net Interest Margin Tax-
     Equivalent          (a)       3.73%         4.00%       3.67%      3.77%
Dividend Payout Ratio             37.13%        36.16%      36.14%     37.14%
Allowance for Loan Losses/
      Total Loans                  1.05%         1.11%       1.05%      1.11%
Non-Performing Loans to
      Total Loans                  0.39%         0.32%       0.39%      0.32%
Non-Performing Assets to
     Total Assets                  0.29%         0.27%       0.29%      0.27%
Efficiency Ratio                  48.32%        50.49%      46.82%     51.63%
-----------------------------------------------------------------------------
At  Period End
Total Assets                    568,812       494,068     568,812    494,068
Total Loans                     398,895       332,074     398,895    332,074
Total Investment Securities     136,689       122,073     136,689    122,073
Total Deposits                  359,077       334,224     359,077    334,224
Total Shareholders' Equity       47,718        42,695      47,718     42,695
-----------------------------------------------------------------------------
 (a) Annualized using a 365-day basis




                                          -30-








------------------------------------------------------------------------------
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

FIRST NATIONAL LINCOLN CORPORATION

By: /s/ F. Stephen Ward
    F. Stephen Ward
    Treasurer & Chief Financial Officer
    January 21, 2004